Exhibit 5.1

July 22, 2024

NexPoint Diversified Real Estate Trust
300 Crescent Court, Suite 700
Dallas, Texas 75201

Re:         Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special Delaware counsel to NexPoint Diversified Real Estate Trust, a Delaware statutory trust (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time by the Company of common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), preferred shares of beneficial interest, par value $0.001 per share, of the Company (“Preferred Shares”), (iii) debt securities of the Company (“Debt Securities”) which may be issued pursuant to an indenture and (iv) warrants to purchase Common Shares, Preferred Shares, Debt Securities or Other Securities (as defined below) to be issued pursuant to a warrant agreement between the Company and a warrant agent to be appointed prior to the issuance of any Warrants (individually or collectively, the “Warrants” and, together with the Common Shares, the Preferred Shares and the Debt Securities, the “Offered Securities”, having a aggregate maximum offering price of $500,000,000. The Offered Securities may be issued and sold from time to time in multiple transactions pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act and as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein and any amendments or supplements thereto.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

1325 Avenue of the Americas ♦ 27th Floor ♦ New York, NY 10019

Tel: (646) 863-9754 ♦ Fax: (646) 478-9129

Colorado w  Connecticut  ♦  Delaware  ♦  District of Columbia  ♦  Georgia  ♦

Maryland  ♦   New Jersey  ♦  New York  ♦  Pennsylvania  ♦   Spain  ♦  Virginia

Attorneys admitted solely in the jurisdiction where listed office is located, unless otherwise noted

NexPoint Diversified Real Estate Trust
July 22, 2024

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)	the Registration Statement and the related base prospectus included therein in substantially the form in which it was or will be filed with the Commission under the Securities Act;

(b)	the restated Agreement and Declaration of Trust of the Company (“Declaration of Trust”) dated as of July 1, 2022;

(c)	the ByLaws of the Company dated as of July 1, 2022;

(d)	the Statement of Preferences of 5.50% Series A Cumulative Preferred Shares dated as of December 15, 2020 (adopted under one of the Company’s prior names “NexPoint Strategic Opportunities Fund”);

(e)	the written consent of the board of trustees of the Company (the “Board”) on July 22, 2024, relating to, among other things, the registration of the Offered Securities (the “Resolutions”); and

(f)	a Certificate of Good Standing of the Company dated July 16, 2024.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons and (iv) the genuineness of all signatures. We have also assumed that any certificates or instruments representing the unissued Offered Securities will be, when issued, properly signed by authorized officers of the Company or their agents.

As to factual matters, we have relied upon representations included in certificates of officers of the Company and in certificates of public officials. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

The Company has informed us that the Company intends to issue Offered Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations as in effect on the date hereof. We undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of the Board and the requisite approval of its beneficial interest holders if required by the laws of the State of Delaware, at the time of issuance to issue such Offered Securities or to issue such Offered Securities in compliance with all other than existing obligations or agreements of the Company. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time or to issue more shares than the Company may issue in compliance with all other then existing obligations or agreements of the Company.

NexPoint Diversified Real Estate Trust
July 22, 2024

Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that:

1.

The Company is a statutory trust duly organized and existing under and by virtue of the laws of the State of Delaware and is in good standing with the Secretary of State of the State of Delaware (“SOS”).

2.

With respect to the Common Shares, assuming none of the terms of the Common Shares or any agreements related thereto to be established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Common Shares or agreements established subsequent to the date hereof will violate any applicable law or will conflict with, or result in a breach or violation of, the Declaration of Trust or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company, (a) when the terms of the issuance and the sale of the Common Shares have been duly established by the Board in conformity with the Declaration of Trust and the Bylaws, all necessary statutory trust action on the part of the Company will have been taken to authorize the issuance and sale of such Common Shares and (b) when such Common Shares are issued and delivered against full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then such Common Shares will be validly issued, fully paid and non-assessable.

3.

With respect to Preferred Shares, assuming none of the terms of any of the Preferred Shares or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Preferred Shares containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Securities or agreements established subsequent to the date hereof will violate any applicable law or will conflict with, or result in a breach or violation of, the Declaration of Trust or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company (a) when the terms of the particular class or series of Preferred Shares and of the issuance and sale of such Preferred Shares have been duly established by the Board in conformity with the Declaration of Trust and the Bylaws, and with respect to a particular class or series of Preferred Shares, when all necessary statutory trust action on the part of the Company will have been taken to authorize the issuance and sale of such Preferred Shares and (b) when such class or series of Preferred Shares has been duly issued and delivered against full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, the Preferred Shares will be validly issued, fully paid and non-assessable.

4.

The Company has the statutory trust power to create the obligations to be evidenced by the Debt Securities, and upon: (a) designation and titling by the Board of Directors of the Debt Securities; (b) establishment by the Board of Directors of the terms, conditions and provisions of such Debt Securities; (c) establishment by the Board of Directors of the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the Board of Directors of the form, terms and conditions, execution and delivery of one or more indentures or other similar instruments pursuant to which such Debt Securities will be issued, each dated as of a date prior to the issuance of such Debt Securities; (e) due authorization by the Board of Directors of such Debt Securities for issuance at a minimum price or value of consideration as set by the Board of Directors; and (f) reservation and due authorization for issuance by the Board of Directors of any shares of Common Shares and/or any shares of any class or series of Preferred Shares issuable upon conversion of, or in exchange for, such Debt Securities in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively, and/or due authorization by the Board of Directors of any other securities of the Company issuable upon conversion of, or in exchange for, such Debt Securities in accordance with resolutions to be adopted or actions to be taken by the Board of Directors subsequent to the date hereof, at a minimum price or value of consideration set by the Board of Directors, all necessary statutory trust action on the part of the Company will have been taken to authorize such Debt Securities.

NexPoint Diversified Real Estate Trust
July 22, 2024

5.

The Company has the statutory trust power to enter into warrant agreements, and upon: (a) designation and titling by the Board of Directors of the Warrants; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of a warrant agreement or other similar instrument relating to the Warrants; (c) setting by the Board of Directors of the number of Warrants to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants; (e) due authorization by the Board of Directors of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the shares of Common Stock and/or the shares of Preferred Stock of the Company issuable upon exercise of such Warrants in accordance with the procedures set forth in Paragraphs (2) and (3) above, respectively, at a minimum price or value of consideration to be set by the Board of Directors, all necessary statutory trust action on the part of the Company will have been taken to authorize the execution, delivery, issuance and sale of the Warrants.

The foregoing opinions are limited to the Delaware Statutory Trust Act and other laws of the State of Delaware as currently in effect. We express no opinion with respect to any other laws, statutes, regulations or ordinances including the applicability or effect of any federal or state laws regarding fraudulent transfers or fraudulent conveyances.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

TUAN OLONA, LLP /s/Tuan Olona, LLP